EXHIBIT A 10.20

FIRST AMENDMENT TO THE CHANGE IN CONTROL AGREEEMENT
Effective April 6, 2009 between Central Vermont Public Service
Corporation and __________________(“Executive”)

WHEREAS, on April 6, 2009, Central Vermont Public Service Corporation (the “Company”) and Executive entered into Change in Control Agreement (the “Existing CIC Agreement”);

WHEREAS, each of the Existing CIC Agreements is set to expire on April 5, 2012;

WHEREAS, the Company and Executive believe that it would be in their best interest to extend the Existing CIC Agreements on their current terms in the normal course of business; and

WHEREAS, the Company has the consent of Gaz Métro Limited Partnership (“Gaz Métro”) under the Agreement and Plan of Merger among the Company, Danaus Vermont Corp. and Gaz Métro dated July 11, 2011 to renew or extend the Change in Control Agreements with its senior executives on terms and subject to conditions substantially similar to the terms and conditions of the Existing CIC Agreements.

NOW THEREFORE in consideration of the premises and the mutual covenants herein contained, Company and Executive hereby agree to the following Amendment:

Section 2(A) of the Existing CIC Agreement shall be amended to read as follows:

(A)	In General. This Agreement shall become effective on the date hereof and shall continue in effect until April 5, 2015, provided that if the Executive shall die or a Termination Date shall occur prior to a Change in Control, this Agreement shall terminate on the earlier of the date of Executive’s death or the Termination Date.

Except as hereby amended, the Agreement shall remain unchanged and in full force in effect until terminated pursuant to its terms.

DATED at Rutland, Vermont this           day of                                       .

IN PRESENCE OF:

Witness	Executive

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By
Witness	William Sayre Chairperson of the Board